LOAN AGREEMENT

(the "**Agreement**")

This Agreement is made on this 10th day of September 2018.

Luxor Capital, LLC, (Luxor) a Limited Liability company incorporated and existing under Nevada State Law, having its registered office at Suite D131, 3651 Lindell Road, Las Vegas, NV, 89103, USA

(the "**Lender**")

and

Golden Matrix Group Inc., (GMGI) a public company incorporated and existing under Nevada State Law, having its registered office at Suite D131, 3651 Lindell Road, Las Vegas, NV, 89103, USA

(the "**Borrower**")

WHEREAS Borrower desires to borrow an amount in total of USD290.000.00 (Two Hundred and Ninety Thousand US dollars) from the Lender for the purposes specified in paragraph 4 of this Agreement; and

WHEREAS the Lender is willing to lend such sum to Borrower, subject to the terms and conditions of this Agreement

NOW, THEREFORE, the parties agree as follows:

1. **Preamble.** The Preamble to this Agreement constitutes an integral part hereof.

2. **Loan.** Lender hereby undertakes to lend to Borrower and Borrower shall borrow from the Lender the total amount of USD290,000.00 (Two Hundred and Ninety Thousand US dollars) (the "Principal Amount").

3. **Interest**. The Loan shall be Interest Free (Zero Percent).

4. **Use of Proceeds**. The Borrower undertakes that the Principal Amount shall be used solely to assist the Borrower with working capital allowing it to further develop and marketing its Technology.

5. **Related Party** Luxor Capital is wholly owned by Anthony Goodman the CEO of GMGI. The Loan is as a result of a settlement agreement seeking to remove convertible debt and as a result benefit GMGI. The Settlement Agreement and the Loan Agreement are granted, in this regard, by Luxor Capital in good faith as a benefit to GMGI and GMGI will seek independent Board approval of the transaction contemplated herein.

6. **Provision of the Loan** The Principal Amount of $290,000.00 will be as a result of the Settlement agreement reached between the parties and the extinguishing of a Convertible Note that existed between the parties.

6. **Repayment of Loan**

The Borrower shall repay the Loan in two equal installments in two equal installments of $145,000 on the 10th September 2019 and 10th September 2020.

7. **Default**

The Loan shall immediately become due and payable upon any Event of Default as defined herein. The occurrence of any of the following shall be an Event of Default:

(a) any breach by Borrower of any of its obligations or representations under this Agreement;

(b) The alienation by the Borrower of all or a substantial portion of its assets;

(c) the commencement by Borrower of any liquidation proceedings or the adoption of a winding up resolution by the Borrower, or the appointment of a receiver or trustee over the whole or any part or Borrower's assets, or the calling by Borrower of a meeting of creditors for the purpose of entering into a scheme or arrangement with them, and if any of the aforementioned actions or proceedings is not canceled within 30 days of its initiation;

(c) the levy of an attachment or the institution of execution proceedings against the whole or a substantial part of Borrower's assets, where such attachment or

execution proceeding is not discharged within 30 days. The Borrower shall notify the Lender within 72 hours of any such attachment or proceeding.

9. **Entire Agreement**

This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by a written agreement signed by the parties hereto.

10. **Governing Law**

This agreement shall be governed by the law of the State of Nevada. Any dispute arising under or in connection with this Agreement shall be settled before the competent courts of Nevada.

11. **Service Address**

11.1 Each of the parties choose as an address for the purposes of the giving of any notice, the payment of any sum, the serving of any process and for any other purposes arising from this agreement as follows:-

11.1.1 The Borrower:-

Suite D131, 3651 Lindell Road,

Las Vegas, NV, 89103, USA

12.1.2.1 The Lender :

Suite D131, 3651 Lindell Road,

Las Vegas, NV, 89103, USA

12.2 Each of the parties shall be entitled from time to time, by written notice to the other, to vary his address to any other address or fax number which is within United States of America, which is not a postal office box;

12.3 Any notice given and any payment made by either party to the other ("The Addressee") which:-

12.3.1 is delivered by hand during the normal business hours of the addressee at the addressee's chosen address for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee at the time of delivery; and

12.3.2 is posted by prepaid registered post from an address within United States of America to the addressee at the addressee's chosen address for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the tenth day after the date of posting.

12.4 Any notice given by either party to the other (the "Addressee") which is sent to the Addressee's chosen telefax number by telefax shall be presumed, until the contrary is proved by the Addressee, to have been received by the Addressee at the time when such telefax is transmitted.

13. LEGAL PROCEEDINGS

In order to recover any amount due by the Borrower to the Lender, or in order to enforce any obligation by the Borrower arising out of this Agreement, the Lender shall be entitled to recover from the Borrower all fees and expenses and disbursements charged by the lawyers instructed by the Lender to act for it on the scale applicable to charges which a lawyer may charge as between the lawyer and his own client, including any collection commission and interest, all on an indemnity basis.

14. CERTIFICATE

A certificate by the Lender or by any professional practicing accountant who is engaged by the Lender in keeping, maintaining and recording the financial affairs of the Lender as to the amount owing and that same is due and payable, shall be presumed to be correct, until the contrary has been proved.

15. WHOLE AGREEMENT

15.1 This agreement comprises the entire agreement between the parties and no party shall be bound by any representations, warranties, promises or the like not recorded herein;

15.2 No addition to, variation of or agreed cancellation, suspension or termination of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties;

15.3 No latitude, extension of time or other indulgence which may be given or allowed by either party to the other in respect of the performance of any obligation in terms of or arising from this agreement shall be a waiver or otherwise affect any of the rights of the party providing such latitude, extension of time or other indulgence.

15.4 If any provision of this Agreement is held invalid or unenforceable for any reason, that provision is fully severable from the remaining provisions of this Agreement and the remaining provisions shall nevertheless be valid and enforceable as if those of the provisions held invalid or unenforceable were not part of this Agreement.

15.5 This Agreement shall endure for the benefit of and be binding upon the parties, their heirs, legal or personal representatives, successors and assigns.

16. **Counterparts**.

This Agreement may be executed in any number of separate counterparts, each of which shall together be deemed an original, but the several counterparts shall together constitute but one and the same Agreement of the parties hereto. In pleading or making proof of this Agreement or any provision thereof, it shall not be necessary to produce more than one counterpart signed by the party to be charged. The parties acknowledge that this Agreement may be executed using electronic or facsimile signatures, and that each signature will be legally binding to the same extent as a written signature. The parties waive any legal requirement that this Agreement be embodied, stored or reproduced in tangible media, and agree that an electronic reproduction will be given the same legal force and effect as a signed writing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Golden Matrix Group Inc.

a Nevada corporation

Name: Weiting Feng

As CFO

Luxor Capital LLC.

Anthony Goodman

As Managing Member